N E W S
                                                                   R E L E A S E

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THOMAS
INDUSTRIES INC.

        EXECUTIVE OFFICE
        4360 Brownsboro Road, Suite 300
        Louisville, Kentucky 40207-1642
        502/893-4600 . Fax: 502/895-6618



THOMAS INDUSTRIES ANNOUNCES RECORD FIRST QUARTER SALES FOR ITS PUMP AND COMPRESSOR BUSINESS


       Louisville, Kentucky, April 22, 2005 - Thomas Industries Inc. (NYSE: TII) today reported financial results for the first quarter ending March 31, 2005.

       Net sales were $109,969,000, as compared to $109,518,000 a year ago. This represents a record for any quarter for the pump and compressor business. The January 10, 2005, acquisition of the Ruey Chaang side channel blower business favorably impacted sales for the quarter by approximately $1,600,000.

       Operating income for the quarter was $8,982,000. Operating income for the same period in 2004 was $16,805,000 and includes $7,422,000 of equity earnings from the Company's joint venture interest in Genlyte Thomas Group LLC, which was sold in July 2004. Selling, general and administrative expenses for the quarter include $1,550,000 for legal and professional fees related to the proposed Gardner Denver transaction, and a favorable adjustment of $725,000 due to a change in the Kentucky license tax regulations. Net income for the quarter was $7,432,000, or $.41 per share, versus $10,650,000, or $.60 per share a year ago, which included the equity earnings from the Genlyte Thomas Group LLC.

       Operating income for the pump and compressor business, excluding $3,219,000 of Corporate expense, was $12,201,000 for the 2005 first quarter, which is a record for any quarter. The operating income includes patent litigation fees of $587,000 and start up costs for the Company's new China facility totaling $262,000. The operating income for the 2004 first quarter included $843,000 of costs relating to the shutdown of a plant in Wuppertal, Germany.

       Despite commodity cost increases, gross profit margins for the first quarter of 2005 improved one percent from 2004, attributable to price increases, plant consolidations and a continuing internal cost reduction program.

       In commenting on the pump and compressor business, Timothy C. Brown, Chairman, President and C.E.O., stated, "Although the quarter started out weaker in January and February than last year, our March ended up stronger than in 2004. Sales to our largest market, medical, were down eight percent for the quarter from last year, primarily due to the anticipated decline in shipments of compressors for oxygen concentrators. We expect this market to rebound some in the second quarter. Excluding the oxygen concentrator market, we experienced increases in sales for other medical applications. Other strong markets for the quarter included food & beverage, industrial and environmental."

       Brown noted that the proposed merger with Gardner Denver Inc., which was announced on March 9, 2005, is proceeding as expected. The filings for the necessary regulatory approvals have been made and are pending. In addition, Thomas shareholders will be asked to vote upon this proposal at a Special Meeting of Shareholders. A proxy statement with detailed information about the proposed merger and other details concerning the Special Meeting will be mailed to all shareholders at least 30 days in advance of this meeting.

       Thomas Industries Inc., headquartered in Louisville, Kentucky, designs, manufactures and markets Rietschle Thomas brand pumps and compressors for use in global OEM applications, supported by world-wide sales and service for key customer applications and end-user markets. High quality automotive component castings are also a key offering. Other products include Welch laboratory equipment and Oberdorfer bronze and high alloy liquid pumps. Thomas has wholly-owned operations in 21 countries, spanning five continents.

                                      # # #

The statements in this press release with respect to future results and future expectations may be regarded as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and actual results may differ materially from those currently expected. They are subject to various risks, such as the ability of Thomas Industries to meet business sales goals, effectiveness of operating initiatives, currency exchange and interest rates, adverse outcome of pending or potential litigation, fluctuations in commodity prices, the timing of the magnitude of capital expenditures, a slowing of the overall economy including interruptions to commerce resulting from wars or terrorist attacks, as well as other risks discussed in Thomas' filing with the Securities and Exchange Commission, including its Annual Report and 10-K for the year ended December 31, 2004. Thomas Industries makes no commitment to disclose any revisions to forward- looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements.



                             THOMAS INDUSTRIES INC.
                          COMPARATIVE SALES AND INCOME
                      (In Thousands Except Per Share Data)


For the three months ended March 31:

                                                                  2005                   2004        % Change
                                                                  ----                   ----        --------
      Net Sales                                                 $109,969               $109,518         0.4%

      Cost of Product Sold                                        70,318                 71,135
                                                                --------               --------
      Gross Profit                                                39,651                 38,383         3.3%

      SG&A Expenses                                               30,669                 29,000
      Equity Income from Lighting (1)                                  0                  7,422
                                                                --------               --------
      Operating Income                                             8,982                 16,805       -46.6%
      Interest Expense                                               126                  1,026
      Interest Income                                              1,326                    108
      Other Income (Expense)                                         604                    498
                                                                --------               --------
      Income Before Income Taxes                                  10,786                 16,385       -34.2%
      Income Taxes                                                 3,354                  5,735
                                                                --------               --------
      Net Income                                                $  7,432               $ 10,650       -30.2%
                                                                ========               ========


      Net Income Per Share:
      --  Basic                                                    $ .42                  $ .61
      --  Diluted                                                  $ .41                  $ .60
      Dividends Per Share                                         $ .095                 $ .095
      Weighted average number
           of common shares outstanding (2):
           --  Basic                                              17,834                 17,318
           --  Diluted                                            18,172                 17,779


                             THOMAS INDUSTRIES INC.
                    COMPARATIVE INDUSTRY SEGMENT INFORMATION
                                 (In Thousands)



For the three months ended March 31:
                                                                   2005                  2004       % Change
                                                                   ----                  ----        --------
      Sales & Operating Revenues:
          Pumps  and Compressors                                $109,969               $109,518        0.4%
          Lighting                                                  - -                    - -
                                                                --------               --------
                  Total                                         $109,969               $109,518        0.4%
                                                                ========               ========

      Operating Income (Loss):
           Pumps  and Compressors                               $ 12,201               $ 11,643        4.8%
           Lighting (1)                                             - -                   7,422
           Corporate                                              (3,219)                (2,260)      42.4%
                                                                --------               --------
               Total                                            $  8,982               $ 16,805      -46.6%
                                                                ========               ========

(1) Consists of equity income of $7,512,000 in 2004 from our previous 32 percent interest in the Genlyte Thomas Group (GTG) joint venture less
         $90,000 in 2004 related to expense recorded for Thomas Industries stock options issued to GTG employees.
(2) As of April 19, 2005, the actual common shares outstanding are 17,853,675.


         THE FOREGOING UNAUDITED FIGURES HAVE BEEN APPROVED BY THE MANAGEMENT OF THOMAS INDUSTRIES INC. FOR OFFICIAL RELEASE ON THE DATE INDICATED.